UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2022

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 W. 18th St, 5th Floor

New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of an amendment to the 2020 Equity Incentive Plan

On December 7, 2022, DarioHealth Corp. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). At the 2022 Annual Meeting, the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company's Amended and Restated 2020 Equity Incentive Plan, as amended (the “2020 Plan”), which provides for a share reserve under the 2020 Plan of 3,868,514 shares of common stock and an increase to such amount for each of the calendar years ending on December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024 and December 31, 2025, by an additional number of shares of common stock equal to six percent (6%) of the number of shares of common stock issued and outstanding on a Fully Diluted Basis (as defined in the 2020 Plan) on the immediately preceding December 31. The Plan Amendment was previously approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”), upon the recommendation of the Board’s Compensation Committee on October 3, 2022.

A detailed summary of the Plan Amendment is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting filed with the U.S. Securities and Exchange Commission on October 14, 2022 (the “Proxy Statement”) under the caption “Proposal 2: Incentive Plan Proposal,” which summary is incorporated herein by reference.

That detailed summary of the Plan Amendment is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is attached as Annex A to the Company’s Proxy Statement, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final voting results of the 2022 Annual Meeting are set forth below. Stockholders voted on the following proposals:

Proposal No. 1 — Election of Directors.

The stockholders elected the following directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

Director Name	For	Against	Abstain	Broker Non-Votes
Hila Karah	11,309,066	1,716,541	44,975	4,233,336

Dennis Matheis	11,319,813	1,710,588	40,181	4,233,336

Dennis M. McGrath	9,803,299	3,222,302	44,981	4,233,336

Erez Raphael	12,826,044	232,018	12,520	4,233,336

Yoav Shaked	11,310,152	1,741,869	18,561	4,233,336

Adam K. Stern	12,986,045	57,691	26,846	4,233,336

Proposal No. 2 — Incentive Plan Proposal.

The stockholders approved the Plan Amendment. The Plan Amendment proposal required the affirmative vote of a majority of the votes cast at the 2022 Annual Meeting. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

For	Against	Abstain	Broker Non-Votes
9,340,879	3,672,599	57,104	4,233,336

Proposal No. 3 — Ratification of Auditors.

The stockholders ratified the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

For	Against	Abstain
15,380,546	1,919,212	4,160

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment to the Company’s Amended and Restated 2020 Equity Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 14, 2022).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2022	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary